Exhibit 99.1

CorEnergy Releases Third Quarter 2014 Results

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – November 7, 2014 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) (“CorEnergy” or the “Company”) today announced financial results for the third quarter ended September 30, 2014.

Third Quarter Highlights and Subsequent Events

-	Declared third quarter 2014 dividend distribution of $0.130, payable on November 28, 2014
-	Reiterating annualized dividend guidance of no less than $0.52 per share
-	Successfully established a new $30 million senior secured revolving facility, replacing prior facility
-	Completed VantaCore sale for approximately $13.6 million in gross proceeds
-	Amended and upsized Black Bison secured financing transaction

“This first three quarters of 2014 demonstrate CorEnergy’s ability to deliver stable dividends covered by growing cash flows from our energy infrastructure assets, while optimizing our balance sheet for a pipeline of investment opportunities,” said David Schulte, Chief Executive Officer of CorEnergy. “We successfully completed the sale of VantaCore, a legacy investment, and established an upsized credit facility. Our capital position prepares CorEnergy to continue to execute on disciplined, accretive investments to drive shareholder value.”

Quarterly Performance Review

CorEnergy reported total revenues of $9.3 million in the quarter ended September 30, 2014. A third quarter dividend of $0.130 was declared on October 31, 2014, and is payable on November 28, 2014. Total assets were $324.3 million and total stockholders' equity was $218.6 million as of September 30, 2014, compared to $283.9 million and $177.2 million, respectively, at Dec. 31, 2013. AFFO for the quarter ended September 30, 2014, was $0.16 per share as compared to $0.14 per share for the quarter ended June 30, 2014.

Third Quarter Ended September 30, 2014 Financial Summary

	For the Three-Month Period Ended September 30, 2014
	Total	Per Share
Net Income (attributable to CorEnergy Stockholders)	$1,888,418	$0.06
Funds From Operations (FFO)	$5,082,515	$0.16
Adjusted Funds From Operations (AFFO)	$4,995,439	$0.16

FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, above-market rent, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and other adjustments as deemed appropriate. Management uses AFFO as a measure of long-term sustainable operational performance.

Portfolio Update

Portland Terminal Facility
In August 2014, base rent increased to $5 million per year. The base rent is expected to increase by a percentage of specified construction costs at the Portland Terminal Facility, estimated at $10 million. As of September 30, 2014, these costs totaled approximately $4.4 million. Assuming such construction projects are completed, the base rent will increase by an ancillary amount of approximately $1.2 million per year in addition to the minimum lease payment of $5 million.

Black Bison
In July 2014, CorEnergy increased and fully advanced a $15.3 million secured financing to Black Bison Water Services, LLC (“Black Bison”) to fund Black Bison’s acquisition of salt water disposal properties in Wyoming.

The $15.3 million secured financing was made available through an upsize of the pre-existing facility from $11.5 million to $12 million and a new $3.3 million taxable REIT subsidiary loan. Collectively, the $15.3 million 10-year secured financing has a base interest rate of 12 percent per annum, escalating at 2 percent of the base interest rate per annum. Beginning in April 2015, and continuing for each month thereafter, the outstanding principal will also provide the Company with variable interest based on the growth in volume of water treated by Black Bison.

Subsequent Events

VantaCore
CorEnergy completed the sale of its equity investment in VantaCore Partners LP (“VantaCore”), effective October 1, 2014. The Company received approximately $13.6 million in gross proceeds, of which $2.9 million will be held in escrow pending certain post closing obligations or the expiration of certain time periods. CorEnergy’s net proceeds from the sale are expected to be used for the construction or acquisition of real property assets in the U.S. energy infrastructure sector.

The Company will elect to pay income tax on the VantaCore sale as cash distributions are received. The first cash tax payment attributable to VantaCore, estimated at approximately $3 million, is expected to be paid in the fourth quarter. The remaining cash tax payments will be made in subsequent years as distributions from escrow are received.

Balance Sheet and Liquidity

As previously announced, the Company entered into a new $30 million senior secured credit facility (“Credit Facility”) with Regions Bank. The new four-year Credit Facility replaces the Company’s prior $20 million revolving line of credit that was scheduled to mature in May 2016. The Portland Terminal Facility will qualify as eligible collateral under the new facility. Management expects to use the credit facility to fund property acquisitions, capital improvements or for other permitted corporate purposes.

Outlook

CorEnergy expects its energy infrastructure assets – the Pinedale LGS, the Eastern Interconnect Project, the Portland Terminal Facility, Mowood and Black Bison – to produce stable and recurring revenues. The Company believes that the cash flows from its holdings will support annualized dividend payments of no less than $0.52 per share. The Company has a broadening set of opportunities in the pipeline, which provide the potential to reach $50 to $200 million per project type. There can be no assurance that any of these acquisition opportunities will result in consummated transactions. The Company expects to utilize balance sheet resources, including prudent leverage when available, supplemented with accretive equity issuance as needed.

Dividend Policy

In 2013, CorEnergy changed its fiscal year end from Nov. 30 to Dec. 31 as part of its transition from a business development company to a REIT. As a result of this change, the dividend payment schedule for calendar 2014 will vary from prior years. Going forward, the Company intends to maintain a quarterly February, May, August, November dividend payment cycle. Dividend payouts may be affected by cash flow requirements and remain subject to other risks and uncertainties.

2014 Third Quarter Earnings Conference Call

CorEnergy will host a conference call Monday, November 10, 2014, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format.  A link to the webcast will be accessible at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. Central Time December 10, 2014, by dialing 877-660-6853. The Conference ID # is 13593891. A replay of the webcast will also be available on the company’s website at corenergy.corridortrust.com through November 10, 2015.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company’s principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution growth (reported to our investors on Form 1099). CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure real assets, and is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy investments, with approximately $18.1 billion of assets under management in NYSE-listed closed-end investment companies, open-end funds and other accounts as of October 31, 2014. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Katheryn Mueller, Investor Relations, 877-699-CORR (2677), info@corridortrust.com

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
Assets	(Unaudited)
Leased property, net of accumulated depreciation of $22,115,766, and $12,754,588	$268,670,473	$232,220,618
Other equity securities, at fair value	25,420,877	23,304,321
Financing notes and related accrued interest receivable, net	15,510,956	-
Cash and cash equivalents	5,476,216	17,963,266
Property and equipment, net of accumulated depreciation of $2,243,135 and $2,037,685	3,116,874	3,318,483
Lease receivable	1,421,211	711,229
Accounts receivable	1,086,587	2,068,193
Warrant investment	508,000	-
Intangible lease asset, net of accumulated amortization of $948,800 and $729,847	145,971	364,924
Deferred debt issuance costs, net of accumulated amortization of $918,811 and $572,830	1,081,881	1,225,524
Deferred lease costs, net of accumulated amortization of $109,299 and $63,272	811,164	857,190
Hedged derivative asset	577,584	680,968
Income tax receivable	-	834,382
Prepaid expenses and other assets	497,391	326,561
Total Assets	$324,325,185	$283,875,659

Liabilities and Equity
Current maturities of long-term debt	$3,528,000	$2,940,000
Long-term debt (net of current maturities)	64,414,000	67,060,000
Accounts payable and other accrued liabilities	3,329,284	2,920,267
Unearned revenue	1,422,458	-
Deferred tax liability	5,573,233	5,332,087
Income tax payable	75,522	-
Line of credit	-	81,935
Total Liabilities	$78,342,497	$78,334,289

Equity
Warrants, no par value; 0 and 945,594 issued and outstanding at September 30, 2014 and December 31, 2013, respectively (5,000,000 authorized)	$-	$1,370,700
Capital stock, non-convertible, $0.001 par value; 31,644,877 shares issued and outstanding at September 30, 2014 and 24,156,163 shares issued and outstanding at December 31, 2013 (100,000,000 shares authorized)	31,645	24,156
Additional paid-in capital	217,893,695	173,441,019
Accumulated retained earnings	-	1,580,062
Accumulated other comprehensive income	650,547	777,403
Total CorEnergy Equity	218,575,887	177,193,340
Non-controlling interest	27,406,801	28,348,030
Total Equity	245,982,688	205,541,370
Total Liabilities and Equity	$324,325,185	$283,875,659

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue
Lease revenue	$7,191,187	$5,638,244	$21,019,272	$16,914,732
Sales revenue	1,741,209	1,935,868	6,814,346	6,381,213
Financing revenue	413,482	-	578,829	-
Total Revenue	9,345,878	7,574,112	28,412,447	23,295,945

Expenses
Cost of sales (excluding depreciation expense)	1,284,711	1,411,318	5,377,067	4,891,305
Management fees	813,921	647,380	2,359,054	1,937,588
Asset acquisition expenses	102,591	640,302	139,540	725,513
Professional fees	622,864	305,326	1,287,506	1,191,017
Depreciation expense	3,237,261	2,857,412	9,573,809	8,571,860
Amortization expense	15,343	15,342	46,026	45,963
Operating expenses	210,009	204,446	646,283	714,830
Directors' fees	50,481	74,437	178,791	124,994
Other expenses	251,636	129,748	644,517	403,766
Total Expenses	6,588,817	6,285,711	20,252,593	18,606,836
Operating Income	$2,757,061	$1,288,401	$8,159,854	$4,689,109
Other Income (Expense)
Net distributions and dividend income	$1,688,830	$568,332	$1,699,874	$584,157
Net realized and unrealized loss on trading securities	-	(567,276)	-	(251,213)
Net realized and unrealized gain (loss) on other equity securities	(865,470)	1,439,296	2,512,738	3,834,306
Interest expense	(977,635)	(818,134)	(2,623,972)	(2,462,790)
Total Other Income (Expense)	(154,275)	622,218	1,588,640	1,704,460
Income before income taxes	2,602,786	1,910,619	9,748,494	6,393,569
Taxes
Current tax expense (benefit)	486,054	(680,281)	1,340,129	187,367
Deferred tax expense	(161,171)	1,785,406	241,146	2,180,456
Income tax expense, net	324,883	1,105,125	1,581,275	2,367,823
Net Income	2,277,903	805,494	8,167,219	4,025,746
Less: Net Income attributable to non-controlling interest	389,485	366,042	1,167,734	1,103,469
Net Income attributable to CORR Stockholders	$1,888,418	$439,452	$6,999,485	$2,922,277
Net income	$2,277,903	$805,494	$8,167,219	$4,025,746
Other comprehensive income (expense):
Changes in fair value of qualifying hedges attributable to CORR Stockholders	214,602	(262,972)	(126,856)	658,470
Changes in fair value of qualifying hedges attributable to non-controlling interest	50,175	(61,485)	(29,660)	153,954
Net Change in Other Comprehensive Income (Expense)	$264,777	$(324,457)	$(156,516)	$812,424
Total Comprehensive Income	2,542,680	481,037	8,010,703	4,838,170
Less: Comprehensive income attributable to non-controlling interest	439,660	304,557	1,138,074	1,257,423
Comprehensive Income attributable to CORR Stockholders	$2,103,020	$176,480	$6,872,629	$3,580,747
Earnings Per Common Share:
Basic and Diluted	$0.06	$0.02	$0.23	$0.12
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	31,641,851	24,151,700	31,090,370	24,147,163
Dividends declared per share	$0.130	$0.125	$0.384	$0.375

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF EQUITY

	Capital Stock			Additional Paid-in	Accumulated Other Comprehensive	Accumulated Retained	Non-Controlling
	Shares	Amount	Warrants	Capital	Income	Earnings	Interest	Total
Balance at December 31, 2012	24,140,667	$24,141	$1,370,700	$175,256,675	$-	$4,209,023	$29,981,653	$210,842,192
Net income	-	-	-	-	-	4,502,339	1,466,767	5,969,106
Net change in cash flow hedges	-	-	-	-	777,403	-	181,762	959,165
Total comprehensive income	-	-	-	-	777,403	4,502,339	1,648,529	6,928,271
Dividends	-	-	-	(1,923,760)	-	(7,131,300)	-	(9,055,060)
Distributions to non-controlling interest	-	-	-	-	-	-	(3,282,152)	(3,282,152)
Reinvestment of dividends paid to stockholders	15,496	15	-	108,104	-	-	-	108,119
Balance at December 31, 2013	24,156,163	$24,156	$1,370,700	$173,441,019	$777,403	$1,580,062	$28,348,030	$205,541,370
Net income	-	-	-	-	-	6,999,485	1,167,734	8,167,219
Net change in cash flow hedges	-	-	-	-	(126,856)	-	(29,660)	(156,516)
Total comprehensive income	-	-	-	-	(126,856)	6,999,485	1,138,074	8,010,703
Net offering proceeds	7,475,000	7,475	-	45,617,088	-	-	-	45,624,563
Dividends	-	-	-	(2,634,179)	-	(8,579,547)	-	(11,213,726)
Distributions to non-controlling interest	-	-	-	-	-	-	(2,079,303)	(2,079,303)
Reinvestment of dividends paid to stockholders	13,714	14	-	99,067	-	-	-	99,081
Warrant expiration	-	-	(1,370,700)	1,370,700	-	-	-	-
Balance at September 30, 2014 (Unaudited)	31,644,877	$31,645	$-	$217,893,695	$650,547	$-	$27,406,801	$245,982,688

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
Operating Activities
Net Income	$8,167,219	$4,025,746
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax, net	241,146	2,180,456
Depreciation	9,573,809	8,571,860
Amortization	860,960	650,330
Realized and unrealized loss on trading securities	-	251,213
Realized and unrealized gain on other equity securities	(4,199,375)	(3,834,306)
Unrealized (gain) loss on derivative contract	(53,132)	29,239
Distributions received from investment securities	823,499	(567,276)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	981,606	(220,004)
(Increase) in lease receivable	(709,982)	-
(Increase) decrease in prepaid expenses and other assets	(170,830)	330,715
Increase (decrease) in accounts payable and other accrued liabilities	(68,421)	(1,571,999)
Increase (decrease) in current income tax liability	909,904	(4,626,710)
Increase (decrease) in unearned revenue	1,422,458	(2,133,685)
Net cash provided by operating activities	$17,778,861	$3,085,579

Investing Activities
Proceeds from sale of long-term investment of trading and other equity securities	-	5,563,865
Deferred lease costs	-	(5,620)
Acquisition of leased assets	(45,524,755)	(37,696)
Purchases of property and equipment	(11,970)	(42,242)
Issuance of financing note receivable	(15,510,956)	-
Retirement of property and equipment	948	-
Return of capital on distributions received	873,820	1,142,488
Net cash (used in) provided by investing activities	$(60,172,913)	$6,620,795

Financing Activities
Payments on lease obligation	-	(20,698)
Debt financing costs	(383,678)	(10,999)
Net offering proceeds	45,624,563	-
Dividends paid	(11,114,645)	(5,957,317)
Distributions to non-controlling interest	(2,079,303)	(2,479,425)
Advances on revolving line of credit	2,535,671	139,397
Payments on revolving line of credit	(2,617,606)	(139,397)
Principal payment on credit facility	(2,058,000)	-
Net cash provided by (used in) financing activities	$29,907,002	$(8,468,439)
Net (decrease) increase in cash and cash equivalents	$(12,487,050)	$1,237,935
Cash and cash equivalents at beginning of period	17,963,266	17,680,783
Cash and cash equivalents at end of period	$5,476,216	$18,918,718

Supplemental Disclosure of Cash Flow Information:
Interest paid	$2,104,349	$1,948,486
Net income taxes paid (refunds received)	$430,225	$4,781,617
Non-Cash Investing Activities
Change in accounts payable and accrued expenses related to acquisition expenditures	$408,778	$-
Non-Cash Financing Activities
Reinvestment of distributions by common stockholders in additional common shares	$99,081	$78,755
Change in accounts payable and accrued expenses related to debt financing costs	$(220,000)	$-

CorEnergy Infrastructure Trust, Inc.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
FFO and AFFO Reconciliation

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net Income (attributable to CorEnergy Stockholders):	$1,888,418	$439,452	$6,999,485	$2,922,277
Add:
Depreciation	3,237,261	2,857,412	9,573,809	8,571,860
Distributions received from investment securities	864,575	510,963	1,697,319	1,142,486
Income tax expense, net	324,883	1,105,125	1,581,275	2,367,823
Less:
Net distributions and dividend income from investment securities	$1,686,637	$567,276	$1,686,637	$567,276
Net realized and unrealized gain on trading securities	-	(567,276)	-	(251,213)
Net realized and unrealized gain (loss) on other equity securities	(865,470)	1,439,296	2,512,738	3,834,306
Non-controlling interest attributable to FFO reconciling items	411,455	411,384	1,234,365	1,234,146
Funds from operations (FFO):	$5,082,515	$3,062,272	$14,418,148	$9,619,931
Add:
Asset acquisition costs	102,591	640,302	139,540	725,513
Amortization of debt issuance costs	306,300	128,618	595,982	385,412
Amortization of deferred lease costs	15,343	15,342	46,026	45,963
Amortization of above market leases	72,985	72,985	218,954	218,955
Noncash costs associated with derivative instruments	(18,200)	(16,990)	(53,132)	58,210
Nonrecurring personnel costs	-	-	-	113,232
Less:
EIP lease adjustment	542,809	542,809	1,628,427	1,628,427
Non-controlling interest attributable to AFFO reconciling items	23,286	23,138	69,635	98,348
Adjusted funds from operations (AFFO):	$4,995,439	$3,336,582	$13,667,456	$9,440,441

Weighted Average Shares	31,641,851	24,151,700	31,090,370	24,147,163
FFO per share	$0.16	$0.13	$0.46	$0.40
AFFO per share	$0.16	$0.14	$0.44	$0.39